UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): April 14, 2005
                                                          --------------

                            Old Line Bancshares, Inc.
             (Exact Name of Registrant as Specified in its Charter)


          Maryland              000-50345                  20-0154352
          --------              ---------              --------------------
 (State of Incorporation)      (Commission            (I.R.S. Employer
                               File Number)          Identification No.)


                          2995 Crain Highway
                          Waldorf, Maryland                        20601
               ------------------------------------------------------------
               (Address of Principal Executive Offices)         (Zip Code)


        Registrant's Telephone Number, Including Area Code: 301-645-0333
                                                            ------------

                                       N/A
              ----------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

          ____ Written  communication  pursuant to Rule 425 under the Securities
               Act (17 CFR 230.425)

          ____ Soliciting  material  pursuant to Rule 14a-12  under the Exchange
               Act (17 CRF 240.14a-12)

          ____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 SFR 240.14d-2 (b))

          ____ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4 (c))

ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 14, 2005, Pointer Ridge Office Investment, LLC ("Pointer Ridge") executed a contract with Waverly Construction & Management Company Inc. ("Waverly") to begin construction of an approximately 40,000 square foot commercial office building at the intersection of Pointer Ridge Road and Route 301 in Bowie, Maryland. Old Line Bancshares, Inc. ownership percentage in Pointer Ridge is 50% and four other members hold the remaining 50% ownership. Frank Lucente, a director of Old Line Bancshares, Inc. and Old Line Bank, controls twenty five percent of Pointer Ridge and controls the manager of Pointer Ridge.

The contract stipulates that Waverly will begin work within seven (7) calendar days of the receipt of (1) notice to proceed from Pointer Ridge; (2) grading permit; (3) building permit; (4) fully executed contract; (5) written verification of funding for project being in place. Waverly agrees to achieve substantial completion of the entire work not later than 254 calendar days from the date of commencement. The contract sum is Four Million One Hundred Eight Thousand and No/100 Dollars ($4,108,000).








                            OLD LINE BANCSHARES, INC.


April 19, 2005                            By:  /s/James W. Cornelsen
                                               ---------------------
                                               James W. Cornelsen, President